UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2017

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	_333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [  ]

IITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN

OBGLIATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A

REGISTRANT

On July 20, 2017, the Board of Directors of Magellan Gold Corporation, a Nevada corporation (the “Company”), approved a loan evidenced by a Promissory Note (the “Note”) pursuant to which the Company borrowed from John C. Power, its Chief Financial Officer and Director, the principal amount of $125,000.  The effective date of the Note is June 30, 2017, which is due and payable on December 31, 2017.  The Note is secured by a Stock Pledge Agreement covering the 2,750,000 shares of common stock and warrants to purchase an additional 2,750,000 shares of common stock of Rio Silver, Inc. which the Company purchased as part of its agreement with Rio Silver, previously reported.  Copies of the Note and Stock Pledge Agreement are attached hereto as Exhibits 99.1 and 99.2.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

Item	Title

99.1	Promissory Note
99.2	Stock Pledge Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: July 21, 2017	By: /s/ W. Pierce Carson W. Pierce Carson, President